SHARE EXCHANGE AGREEMENT

THIS Agreement made as of the 26th day of March, 2003

BETWEEN: TERRA NOSTRA RESOURCES LTD, a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 2160, de la Montagne, suite 720, Montreal (Quebec), H3G 2T3

("Terra Nostra") OF THE FIRST PART

AND: 9126-2238 QUÉBEC INC., a corporation which will be constitute under the laws of the province of Quebec and having its registered head office at 315, rue MacDonald, suite 302, St-Jean-Sur-Richelieu (Quebec), J3B 8J3;

("Québec inc.") OF THE SECOND PART

WHEREAS:

  Québec inc. is the sole shareholder of all of the issued and outstanding shares of voting common stock ("CCIP Shares") of Corporation CCIP Inc. ("CCIP"), a corporation duly constituted under the laws of the province of Quebec;

  Terra Nostra wishes to purchase from Québec inc., and Québec inc. wishes to sell to Terra Nostra, all of the issued and outstanding CCIP Shares in exchange for shares of common stock of Terra Nostra ("Terra Nostra Shares"), subject to the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  Purchase and Sale. Québec inc. hereby agrees to transfer to Terra Nostra, and Terra Nostra hereby agrees to acquire from Québec inc., all, and not less than all, of the issued and outstanding CCIP Shares (being an aggregate of 100 class "A" and 115 000 class "B" CCIP Shares) in consideration for the issuance to Québec inc. of an aggregate of 15,000,000 Terra Nostra Shares (the "Terra Nostra Payment Shares") with an aggregate value of U.S.$ 9 000 000 (deemed value of U.S.$ 0,60 per share).

  Covenants of Terra Nostra. Terra Nostra covenants and agrees with Québec inc. to do the following at or prior to the Closing Date (as hereinafter defined) and prior to the completion of the transactions contemplated in section 1:

      to comply with all applicable securities and corporate laws and regulatory requirements.

  Representations and Warranties of Terra Nostra. Terra Nostra represents and warrants the following to Québec inc.:

      Terra Nostra is duly incorporated under the laws of the State of Nevada, United States, is validly existing and in good standing under such laws, and has no subsidiaries or equity interests in any other companies or entities;

      the authorized capital of Terra Nostra consists of 100 000 000 common shares with U.S.$0.01 par value (the "Terra Nostra Shares" herein), of which 14 528 900 Terra Nostra Shares and no preferred shares are currently issued and outstanding;

      all of the issued Terra Nostra were issued in compliance with applicable federal and state securities laws, including but limited to the registration requirements of Section 5 of the United States Securities Act of 1933, as amended (the "1933 Act") or an exemption therefrom;

      all of the currently issued and outstanding Terra Nostra Shares are validly issued and outstanding and are fully paid and non-assessable and the Terra Nostra Payment Shares to be issued at Closing (as hereinafter defined) will, on issuance, be validly issued and outstanding as fully paid and non-assessable and the Terra Nostra Payment Shares will at Closing be free and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances;

      Terra Nostra's Annual Report signed on behalf of Terra Nostra has been duly filed with the United States Securities and Exchange Commission ("SEC") pursuant to section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and is, except to the extent superseded by Terra Nostra's Form 10-QSB filed with the SEC, true and correct in all material respects as at the date hereof and, except to the extent superseded by the Form 10-Q and any subsequent quarterly or current reports filed with the SEC prior to the Closing Date, shall be true and correct in all material respects at the Closing Date;

      the Terra Nostra Shares are quoted on the National Association of Securities Dealer's ("NASD") OTC Bulletin Board ("OTCBB") and, prior to the Closing, Terra Nostra will do all necessary acts and things to maintain the quotation of the Terra Nostra shares on the OTCBB;

      Terra Nostra has filed all reports required to be filed by Terra Nostra under the Exchange Act;

      holders of the Terra Nostra Shares have filed all beneficial ownership reports required to be filed with the SEC, including reports required to be filed under Regulation 13d-1(a), (b) and (c); Regulation 13d-2(a) and Section 16 of the Exchange Act;

      Terra Nostra has not received notice from the NASD or the SEC that the Terra Nostra Shares are ineligible for quotation on the OTCBB;

      Terra Nostra has the power and authority to carry on its business as and where it is presently conducted;

      Terra Nostra has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

      the execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors [and the shareholders] of Terra Nostra. No other corporate act or proceeding on the part of Terra Nostra is necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding agreement of Terra Nostra enforceable in accordance with its terms;

      neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the Articles of Incorporation or resolutions of Terra Nostra or any instrument, agreement or contract to which it is party or by which it is bound;

      no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Terra Nostra and the consummation of the transactions contemplated hereby, except for such notices of the transactions contemplated herein as may be required by the OTCBB;

      no consent, approval or authorization of the shareholders of Terra Nostra is required in connection with the execution, delivery and performance of this Agreement by Terra Nostra and the consummation of the transactions contemplated hereby;

      there are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings or investigations outstanding, in progress, pending or, to the best of Terra Nostra's knowledge, threatened against or relating to Terra Nostra which might materially and adversely affect Terra Nostra;

      Terra Nostra is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect Terra Nostra;

      all material transactions of Terra Nostra have been properly recorded or filed in or with its books and records and the minute book of Terra Nostra contains records of all meetings and proceedings of the shareholders and directors of Terra Nostra;

      the audited financial statements of Terra Nostra for the fiscal years ended December 31, 2002 were each prepared in accordance with United States generally accepted accounting principles, applied on a basis consistent with prior periods, and present fairly and accurately in all material respects the financial condition and position of Terra Nostra as of those dates and the results of its operations for the years and periods then ended, and, in particular, all of the assets and all of the liabilities and obligations, due or accruing due, contingent or absolute, of Terra Nostra, and no adverse material change in the financial position of Terra Nostra has taken place since December 31, 2002.

      Terra Nostra has duly filed all federal, state, local and foreign tax report's and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of Terra Nostra. No state of facts exists which would constitute grounds for the assessment of any tax liability by the state, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of Terra Nostra, if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period;

      Terra Nostra is in compliance with all laws, regulations and orders applicable to its business. Terra Nostra has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither Terra Nostra nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

      other than this Agreement, there are no undisclosed material changes in the affairs of Terra Nostra since the date of the Form SB-2 filed on December 30, 2002;

      at the Closing Date, there will be no other rights, options or warrants outstanding pursuant to which any Terra Nostra Shares may be required to be issued, other than as provided for under this Agreement: 2 000 000 options at 0,35 $ USD and 1 000 000 warrants at 0,25 $ USD;

      all agreements, understandings, instruments, contracts or proposed transactions to which Terra Nostra is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to Québec inc.;

      Terra Nostra is not in violation of or in default under its constating documents, or any material provision of any contract, sales commitment, licence, purchase order, encumbrances, note, deed, lease, agreement or instrument, or any order, judgment or decree, relating to its business or the issued and outstanding Terra Nostra Shares, or by which Terra Nostra is bound, or in the payment of any of the monetary obligations of Terra Nostra or debts relating to its business and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default;

      except for liabilities reflected or reserved on Terra Nostra's balance sheet as of March 15, 2003 and except for liabilities incurred or accrued in the ordinary and normal course of Terra Nostra's business after March 15, 2003 in transactions which are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, Terra Nostra does not have any liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with its business, and whether known or unknown, including liabilities for taxes;

  (aa) Terra Nostra has not used any of its properties or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any "Hazardous Substances" and has not caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which Terra Nostra is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, bylaws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances. "Hazardous Substances" means any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances;

  (bb) Terra Nostra is managed by its directors and officers, but has no employees and has no employee retirement or employee benefit or welfare plans; and

  (cc) no order ceasing or suspending trading in securities of Terra Nostra nor prohibiting the issuance or sale of such securities has been issued to Terra Nostra or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

  (dd) Terra Nostra acknowledges that the CCIP Shares have not been and will not be registered under the 1933 Act and that the CCIP Shares are being transferred to Terra Nostra in reliance on exemptions from such registration and that the CCIP Shares may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act or compliance with requirements of an exemption from registration;

  (ee) Terra Nostra is acquiring the CCIP Shares as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the CCIP Shares;

  (ff) Terra Nostra has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of its investment in CCIP Shares and is able to bear the economic risk of loss of such investment;

  (gg) Terra Nostra has been provided with the opportunity to ask questions and solicit information concerning the business and financial condition of CCIP, has utilized such access to its full satisfaction, and has received from CCIP all information that it has requested; and

  (hh) none of the representations or warranties to Québec inc. contained herein and no statements contained in the Form 10-K and the Form 10-Q contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

  Québec inc.'s Representations and Warranties. Québec inc. hereby represents and warrants the following to Terra Nostra:

      Québec inc. is duly incorporated under the laws of the Commonwealth of the Bahamas and is validly existing and in good standing under such laws;

      Québec inc. has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

      neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the constating documents of Québec inc. or any instrument, agreement or contract to which it is party or by which it is bound;

      no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Québec inc. and the consummation of the transactions contemplated hereby;

      Québec inc. is not a "U.S. Person" as defined under Regulation S made under the 1933 Act;

      Québec inc. was outside the United States at the time of execution and delivery of this Agreement;

      no offers to sell the Terra Nostra Payment Shares were made by any person to Québec inc. while Québec inc. was in the United States;

      the Terra Nostra Payment Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

      hedging transactions involving the Terra Nostra Payment Shares may not be conducted unless in compliance with the 1933 Act;

      Québec inc. acknowledges that the Terra Nostra Payment Shares have not been and will not be registered under the 1933 Act and that the Terra Nostra Payment Shares are being issued to Québec inc. in reliance on exemptions from such registration and that the Terra Nostra Payment Shares may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act or compliance with requirements of an exemption from registration;

      Québec inc. agrees that all of the certificates representing the Terra Nostra Payment Shares shall have endorsed thereon a legend to the following effect:

      "THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY (i) TO THE COMPANY, (ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED, PRIOR TO ANY SUCH SALE, TRANSFER OR ASSIGNMENT, THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

      and that Terra Nostra will refuse to register any transfer of the Terra Nostra Payment Shares not made (i) in accordance with Regulation S, (ii) pursuant to registration under the 1933 Act or (iii) pursuant to an available exemption from registration under the 1933 Act;

      Québec inc. is acquiring the Terra Nostra Payment Shares as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Terra Nostra Payment Shares;

      Québec inc. has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of its investment in Terra Nostra Shares and is able to bear the economic risk of loss of such investment; and

      Québec inc. has been provided with the opportunity to ask questions and solicit information concerning the business and financial condition of Terra Nostra, has utilized such access to its full satisfaction, and has received from Terra Nostra all information that it has requested.

  Representations and Warranties of Québec inc. as to CCIP. Québec inc. hereby represents and warrants the following to Terra Nostra:

      CCIP is duly incorporated under the laws of the province of Quebec, and is validly existing and in good standing under such laws;

      the authorized capital of CCIP consists of unlimited class A,B,C,D,E,F CCIP Shares, of which 100 class A and 115 000 class B Shares are, and will at the Closing Date be, issued and outstanding as fully paid and non-assessable;

      Québec inc. is, and at the Closing Date will be, the legal and beneficial owner of all of the 100 class "A" and 115 000 class "B" issued and outstanding CCIP Shares, such shares shall be free and clear of all liens, charges and encumbrances and no other person (other than Terra Nostra under this Agreement) will have any right, present or future, to acquire any shares or other securities of CCIP;

      there are no suits, actions, litigation, arbitration proceedings or government or regulatory proceedings outstanding, in progress, pending or threatened against or relating to CCIP which might materially and adversely affect CCIP on a consolidated basis;

      CCIP is not subject to any judgment, order or decree entered in any lawsuit or proceeding which might materially and adversely affect CCIP on a consolidated basis;

      all material transactions of CCIP have been properly recorded or filed in or with its books and records and the minute book of CCIP contains records of all meetings and proceedings of the shareholders and directors of CCIP;

      the financial statements of the CCIP Operating Subsidiary as at and for the seven month period ended January 31, 2003 a copy of which has been delivered to Terra Nostra, were prepared in accordance with Canadian generally accepted accounting principles and present fairly and accurately in all material respects the consolidated financial condition and position of the CCIP Operating Subsidiary as of that date and the results of its operations for the seven-month period then ended, and, in particular, all of the assets and all of the liabilities and obligations, due or accruing due, contingent or absolute, of CCIP, and no adverse material change in the financial position of the CCIP Operating Subsidiary has taken place since January 31, 2003;

      CCIP has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. Further, there are no tax liens upon any property or assets of CCIP. No state of facts exists which would constitute grounds for the assessment of any tax liability by the state, local, or foreign tax authorities. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of CCIP if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period;

      CCIP is in compliance with all laws, regulations and orders applicable to its business. CCIP has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither CCIP nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law;

      all agreements, understandings, instruments, contracts or proposed transactions to which CCIP is a party or by which it or any of its assets is bound which may involve any material obligations outside the ordinary course of its business have been disclosed to Terra Nostra;

      CCIP is not in violation of or in default under its constating documents, or any material provision of any contract, sales commitment, licence, purchase order, encumbrances, note, deed, lease, agreement or instrument, or any order, judgment or decree, relating to its business or the issued and outstanding CCIP Shares, or by which CCIP is bound, or in the payment of any of the monetary obligations of CCIP or debts relating to its business and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default; and

      except for liabilities reflected or reserved on the CCIP Operating Subsidiary's balance sheet as of January 31, 2003, and except for liabilities incurred or accrued in the ordinary and normal course of the CCIP Operating Subsidiary's business after January 31, 2003 in transactions which are consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement, CCIP does not have any liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, related to or connected with its business, and whether known or unknown, including liabilities for taxes.

  Conduct of Terra Nostra's Business Pending Closing Prior to the Closing Date, except as otherwise consented to or approved by the other party in writing, Terra Nostra covenants and warrants that:

      Terra Nostra shall carry on its business diligently and substantially in the same manner as previously conducted, and Terra Nostra shall not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice;

      Terra Nostra shall not sell, license, lease or otherwise dispose of any material assets or properties except pursuant to existing contracts and in the ordinary course of business;

      no change or amendment shall be made to the constating documents of Terra Nostra, except in connection with the proposed name change of Terra Nostra referred to in the present agreement ;

      Terra Nostra shall not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe for or enter into any arrangement or contract with respect to any Terra Nostra Shares, other than as contemplated or disclosed herein;

      Terra Nostra shall file when due all reports required to be filed under the Exchange Act;

      Terra Nostra shall not declare, pay or set aside for payment any dividend or other distribution in respect of the Terra Nostra Shares nor shall Terra Nostra redeem, purchase or otherwise acquire any of the Terra Nostra Shares; and

      Terra Nostra shall use its best efforts to preserve its corporate existence and business organizations intact.

  Conduct of CCIP's Business Pending Closing Prior to the Closing Date, except as otherwise consented to or approved by the other party in writing, Québec inc. covenants and warrants that:

      it shall cause CCIP to carry on its business diligently and substantially in the same manner as previously conducted, and it shall not cause CCIP to engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice;

      it shall not cause any change or amendment to be made to the constating documents of CCIP;

      it shall cause CCIP to not issue or sell, or not issue options, warrants to purchase, conversion privileges or other rights to subscribe for or not enter into any arrangement or contract with respect to any of the CCIP Shares, other than as contemplated or disclosed herein;

      it shall cause CCIP to not declare, pay or set aside for payment any dividend or other distribution in respect of the CCIP Shares and shall cause CCIP to not redeem, purchase or otherwise acquire any of the CCIP Shares; and

      it shall use its best efforts to cause CCIP to preserve its corporate existence and business organizations intact.

  Conditions for the Benefit of Terra Nostra. The obligations of Terra Nostra to complete the transaction as contemplated herein shall be subject to the following conditions:

      this Agreement shall have been duly executed by Québec inc.;

      all the representations and warranties of Québec inc. set forth in sections 4 and 5 shall be true and correct as of the Closing Date;

      the covenants of Québec inc. set forth in section 7 shall have been completed in full to Terra Nostra's satisfaction as at the Closing Date; and

      the delivery by Québec inc. at Closing of the documents listed in section 12

  Conditions for the Benefit of Québec inc. The obligations of Québec inc. to complete the transactions as contemplated herein shall be subject to the following conditions:

      this Agreement shall have been duly executed by Terra Nostra;

      all the representations and warranties of Terra Nostra set forth in section 3 shall be true and correct as at the Closing Date;

      all of the covenants of Terra Nostra set forth in sections 1 and 6 shall have been completed in full to Québec inc.'s satisfaction as at the Closing Date;

      there shall have been no material adverse change in the financial condition or assets of Terra Nostra;

      completion of due diligence by Québec inc. with results satisfactory to Québec inc.;

      the delivery by Terra Nostra at Closing of the documents listed in section 11; and

  Closing. Completion of the transactions contemplated herein (the "Closing") shall take place on March 26th, 2003 at 15h00 (EST) at the office of Québec inc.'s counsel, Me Richard St-Julien, at 2160, de la Montagne, suite 700, Montreal, Quebec, Canada, or such other date, time and place acceptable to the parties hereto (the "Closing Date"). Closing shall in any event occur on or before 16h00 (EST) on March 26th, 2003, failing which this Agreement shall terminate and be of no further force or effect, unless otherwise mutually agreed to by the parties hereto.

  Delivery by Terra Nostra. At the Closing, Terra Nostra shall deliver to Québec inc. the following:

      a certified true copy of a resolution of the board of directors of Terra Nostra evidencing its approval of this Agreement and all transactions contemplated hereunder, including the issuance of the Terra Nostra Payment Shares to Québec inc. and the appointment of new directors and officers of Terra Nostra as directed by Québec inc.;

      resignations of Carl Caumartin and Clement Patenaude with respect to all director and officer positions held in Terra Nostra, together with releases by such persons in favour of Terra Nostra in such form as Québec inc. approves, acting reasonably;

      a certificate of Terra Nostra that all the representations and warranties of Terra Nostra set forth in section 3 are true and correct as at the Closing Date;

      treasury order for the issuance of a share certificate or certificates representing the Terra Nostra Payment Shares registered in the name of Québec inc.;

  Delivery by Québec inc. At the Closing, Québec inc. shall deliver to Terra Nostra the following:

      a certified true copy of a resolution of the board of directors of Québec inc. evidencing its approval of this Agreement and all transactions contemplated hereunder;

      share certificate or certificates representing 100 CCIP class A and 115 0000 class B Shares duly endorsed for transfer to Terra Nostra;

      a new share certificate representing 100 CCIP class A and 115 0000 class B Shares registered in the name of Terra Nostra; and

  Binding Agreement. Upon acceptance of the terms of this Agreement by the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

  Further Assurances. The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

  Time of the Essence. Time shall be of the essence of this Agreement.

  Applicable Law and Attornment. This Agreement shall be governed and interpreted in accordance with the laws of the Province of Quebec, Canada and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Quebec, Canada.

  Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

  Notice. Any notice, request, demand or other communication to be given under this Agreement will be in writing and shall be delivered by hand or by telecopy to the party at the following respective addresses:
To Terra Nostra:	Terra Nostra Resources Ltd 2160, de la Montagne, suite 720 Montreal (Quebec) H3G 2T3 Facsimile Number: (514) 845-0883
To Québec inc.:	9126-2238 Québec inc. 315, rue MacDonald, suite 302, St-Jean-Sur-Richelieu (Quebec), J3B 8J3 Facsimile Number: (418) 627-1818
with a copy to:	Mr. Louis Nadeau President, 9126-2238 Québec inc. 182, 57th Street E. Charlesbourg (Quebec) G1H 2G2 Facsimile Number: (418) 627-1818

  Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

TERRA NOSTRA RESOURCES LTD

Per: /s/ Regis Bossé
Régis Bossé
President

9126-2238 QUÉBEC INC.

Per: /s/ Louis Nadeau
 Louis Nadeau
President